EXHIBIT 10(ff)

FIRST AMENDMENT AND WAIVER AGREEMENT

This FIRST AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), is made as of May 28, 2004, by and between AARON RENTS, INC., a Georgia corporation (together with its successors and assigns, the “Company”), AARON RENTS, INC. PUERTO RICO, a Puerto Rico corporation (together with its successors and assigns, “ARPR”) and AARON INVESTMENT COMPANY, a Delaware corporation (together with its successors and assigns, “AIC” and, together with the Company and ARPR, the “Obligors”) and each of the Persons holding one or more Notes (defined below) on the Effective Date (defined below) (collectively, the “Noteholders”), with respect to that certain Note Purchase Agreement, dated as of August 15, 2002 (as in effect immediately prior to giving effect to this Agreement, the “Existing Note Purchase Agreement” and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Obligors and each of the Persons listed on Schedule A thereto (collectively, the “Purchasers”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Existing Note Purchase Agreement.

RECITALS:

A.            Pursuant to the Existing Note Purchase Agreement, the Obligors authorized the issuance and sale of $50,000,000 aggregate principal amount of their 6.88% Senior Notes, due August 15, 2009 (the “Notes”) to the Purchasers.

B.            Certain Events of Default have occurred under the Existing Note Purchase Agreement as more fully described herein.

C.            The Obligors have requested that the Noteholders waive certain of their rights to take action against the Obligors that have arisen as a result of the Existing Event of Default (defined below), and the undersigned Noteholders are agreeable, subject to the terms and conditions set forth below, to waiving such rights.

D.            The Obligors have requested that the Noteholders amend certain provisions of the Existing Note Purchase Agreement, and the undersigned Noteholders are agreeable, subject to the terms and conditions set forth below, to consenting to such amendments.

E.             The Noteholders are the holders of all outstanding Notes as of the date hereof.

AGREEMENT:

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors and the Noteholders agree as follows:

1.                                      WAIVER; AMENDMENTS.

1.1.                            Waiver.

Subject to the satisfaction of the conditions set forth in Section 3 hereof, each of the undersigned Noteholders hereby waives its rights to take any action against the Obligors based on any Event of Default (the “Existing Event of Default”) arising under paragraph 6I(b) of the Note Purchase Agreement solely as a result of the failure of the Company to be in compliance with such covenant for the 2003 fiscal year due to the consummation by the Company of Acquisitions during such fiscal year having total consideration in excess of the limitations set forth in clause (e) of the definition of Permitted Acquisitions. (such waiver herein referred to as the “Waiver”).

1.2.                            Amendments to Existing Note Purchase Agreement.

Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit 1.1 (such amendments herein referred to as the “Amendments”).

1.3.                            Affirmation of Obligations under Existing Note Purchase Agreement and Notes.

The Obligors hereby acknowledge and affirm all of their respective obligations under the terms of the Existing Note Purchase Agreement and the Notes.  The execution, delivery and effectiveness of this Agreement shall not be deemed, except as expressly provided herein, (a) to operate as a waiver of any right, power or remedy of any of the Noteholders under the Existing Note Purchase Agreement or the Notes, nor constitute a waiver of any provision thereunder, or (b) to prejudice any rights which any Noteholder now has or may have in the future under or in connection with the Note Purchase Agreement or the Notes or under applicable law.

2.                                      WARRANTIES AND REPRESENTATIONS.

To induce the Noteholders to enter into this Agreement, each of the Obligors represents and warrants to each of the Noteholders that as of the Effective Date (as hereinafter defined):

2.1.                            Corporate and Other Organization and Authority.

(a)           Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(b)           each of the Obligors has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

2.2.                            Authorization, etc.

This Agreement has been duly authorized by all necessary corporate action on the part of the Obligors.  Each of this Agreement, the Note Purchase Agreement and the Notes constitutes a legal, valid and binding obligation of the Obligors, enforceable, in each case, against such Obligor in accordance with its terms, except as such enforceability may be limited by

(a)           applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and

(b)           general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3.                            No Conflicts, etc.

The execution and delivery by each Obligor of this Agreement and the performance by such Obligor of its obligations under each of this Agreement, the Note Purchase Agreement and the Notes do not conflict with, result in any breach in any of the provisions of, constitute a default under, violate or result in the creation of any Lien upon any property of such Obligor under the provisions of:

(a)           any charter document, constitutive document, agreement with shareholders or members, bylaws or any other organizational or governing agreement of such Obligor;

(b)           any agreement, instrument or conveyance by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected; or

(c)           any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected.

2.4.                            Governmental Consent.

The execution and delivery by the Obligors of this Agreement and the performance by the Obligors of their respective obligations hereunder and under the Note Purchase Agreement and the Notes do not require any consents, approvals or authorizations of, or filings, registrations or qualifications with, any Governmental Authority on the part of any Obligor.

2.5.                            Existence of Defaults.

After giving effect to the Waiver, no event has occurred and no condition exists that would constitute a Default or an Event of Default under the Note Purchase Agreement.

3.                                      CONDITIONS TO EFFECTIVENESS OF WAIVER AND AMENDMENTS.

The Waiver and the Amendments shall become effective as of the date first written above (the “Effective Date”), provided that (a) each of the Obligors shall have executed and delivered to each of the Noteholders an original counterpart of this Agreement and (b) all of the Noteholders shall have indicated their agreement and written acceptance by executing and delivering the applicable counterparts of this Agreement.

4.                                      MISCELLANEOUS.

4.1.                            Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

4.2.                            Duplicate Originals.

Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.  Delivery of a facsimile of an executed signature page shall be effective as delivery of an original.

4.3.                            Waiver and Amendments.

Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

4.4.                            Costs and Expenses.

Whether or not the Waiver and Amendments become effective, each of the Obligors confirms its obligation under Paragraph 11B of the Note Purchase Agreement and agrees that, on the Effective Date (or if an invoice is delivered subsequent to the Effective Date or if the Waiver and Amendments do not become effective promptly after receiving any statement or invoice therefor), it will pay all costs and expenses of the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Noteholders’ special counsel presented to the Company on the Effective Date.  The Obligors will also promptly pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of the Noteholder’s special counsel rendered after the Effective Date in connection with this Agreement.

4.5.                            Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.  The provisions hereof are intended to be for the benefit of the Noteholders and shall be enforceable by any successor or assign of any such Noteholder, whether or not an express assignment of rights hereunder shall have been made by such Noteholder or its successors and assigns.

4.6.                            Survival.

All warranties, representations, certifications and covenants made by the Obligors in this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Noteholders.

4.7.                            Part of Existing Note Purchase Agreement; Future References, etc.

This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and the Notes and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Purchase Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

[Remainder of page intentionally left blank.  Next page is signature page.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof.

Very truly yours,

AARON RENTS, INC.

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President
and Chief Financial Officer

AARON RENTS, INC. PUERTO RICO

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	President

AARON INVESTMENT COMPANY

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Vice President and Treasurer

[Signature Page to First Amendment and Waiver Agreement]

Accepted and Agreed:

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Robert R. Derrick
Name:	Robert R. Derrick
Title:	Vice President

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By: Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Robert R. Derrick
Name:	Robert R. Derrick
Title:	Vice President

GENERAL ELECTRIC LIFE AND ANNUITY ASSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By: Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Robert R. Derrick
Name:	Robert R. Derrick
Title:	Vice President

ING LIFE INSURANCE & ANNUITY COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By: Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Robert R. Derrick
Name:	Robert R. Derrick
Title:	Vice President

EXHIBIT 1.1

AMENDMENTS

1.             Clause (f) of Paragraph 6E (Indebtedness) of the Existing Note Purchase Agreement is hereby amended by (a) deleting the reference to $5,000,000 in subclause (2) thereof and inserting $250,000 in lieu thereof, and (b) deleting the reference to $5,000,000 in subclause (3) thereof and inserting $10,000,000 in lieu thereof.

2.             Paragraph 6G (Sale of Assets) of the Existing Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

6G.        Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s common stock to any Person other than an Obligor (or to qualify directors if required by applicable law), except (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations, disposed of in the ordinary course of business; (b) the sale, lease or other disposition of inventory and Permitted Investments in the ordinary course of business, (c) sales and dispositions permitted under paragraph 6M and sale and leaseback transactions permitted under paragraph 6O and (d) other sales of assets made on and after the First Amendment Effective Date not to exceed $10,000,000 in book value in the aggregate for all such sales.

3.             Clause (h) of Paragraph 6I (Restricted Investments) of the Existing Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

(h)         Other Investments not to exceed $10,000,000 in the aggregate at any time.

4.             The following new definition is hereby added to Paragraph 10B of the Existing Note Purchase Agreement in its proper alphabetical order:

“First Amendment Effective Date” shall mean May 28, 2004.

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